EXHIBIT 10.18
THIRD AMENDMENT
TO
LOAN AND SUBORDINATED DEBENTURE PURCHASE AGREEMENT
BETWEEN
LASALLE BANK NATIONAL ASSOCIATION
AND
PRIVATEBANCORP, INC.
Third Amendment dated as of December 31, 2007
Second Amendment dated as of April 3, 2007
First Amendment dated as of December 12, 2006
Original Loan Agreement dated as of September 29, 2005

Exhibit A – Form of Amended and Restated Revolving Note
Exhibit B – Form of Legal Opinion

THIRD AMENDMENT TO LOAN AND SUBORDINATED DEBENTURE PURCHASE AGREEMENT
     This THIRD AMENDMENT TO LOAN AND SUBORDINATED DEBENTURE PURCHASE AGREEMENT (“Third Amendment”), dated as of December 31, 2007, is entered into by and between PRIVATEBANCORP, INC., a Delaware corporation (“Borrower”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (“Lender”).
R E C I T A L S :
     A. The parties hereto have entered into that certain Loan and Subordinated Debenture Purchase Agreement, dated as of September 29, 2005, as previously amended, restated, supplemented or modified from time to time, including by that certain First Amendment to Loan and Subordinated Debenture Purchase Agreement dated as of December 12, 2006 and that certain Second Amendment to Loan and Subordinated Debenture Purchase Agreement dated as of April 3, 2007 (the “2005 Loan Agreement”).
     B. The parties hereto desire to amend and modify the 2005 Loan Agreement in accordance with the terms and subject to the conditions set forth in this Third Amendment. As amended and modified by this Third Amendment, the 2005 Loan Agreement may be referred to as the “Agreement.”
     C. The parties desire to amend the terms of the 2005 Loan Agreement to (i) decrease the Revolving Loan Amount, (ii) extend the Revolving Loan Maturity Date, and (iii) otherwise modify the Agreement as set forth herein. The parties agree to undertake such modifications, and the other modifications described in this Third Amendment, in accordance with the terms, subject to the conditions, and in reliance upon the recitals, representations, warranties and covenants set forth herein, in the Agreement, and in the other Loan Documents, irrespective of whether entered into or delivered on or after September 29, 2005.
     D. Capitalized terms used but not otherwise defined in this Third Amendment shall have the meanings respectively ascribed to them in the 2005 Loan Agreement.
     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
A G R E E M E N T :
     A. Amendment to Recital “C” of the 2005 Loan Agreement. Recital “C” to the 2005 Loan Agreement is hereby deleted and replaced in its entirety with the following:
     “C. Borrower has requested that Lender provide it with three credit facilities in the aggregate principal amount of $100,000,000 consisting of (a) a term loan (the “Term Loan”) in the principal amount of $250,000 (the “Term Loan Amount”), (b) a revolving line-of-credit (the “Revolving Loan”) in the principal amount of up to $24,750,000 (the “Revolving Loan Amount”), and (c) subordinated debt (the “Subordinated Debt”) in the principal amount of up to $75,000,000 (“Subordinated Debt Amount”). The Term Loan and the Revolving Loan may be referred to collectively as the “Senior Loans” and the Senior Loans and the Subordinated Debt may be referred to collectively as the “Loans.””
     B. Amendment to Section 1.1 of the 2005 Loan Agreement.
          The term “Revolving Loan Maturity Date” is hereby deleted from Section 1.1 of the 2005 Loan Agreement and replaced in its entirety with the following:

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          “”Revolving Loan Maturity Date” means December 31, 2008.”
     C. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:
     (i) Except as provided in that certain default waiver letter, dated as of January 22, 2008, by and between Lender and Borrower, no Event of Default or Potential Event of Default has occurred and is continuing (or would result from the amendments contemplated hereby).
     (ii) The execution, delivery and performance by Borrower of this Third Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including any Governmental Agency) in order to be effective and enforceable.
     (iii) This Third Amendment and the other Loan Documents (as amended by this Third Amendment) constitute the legal, valid and binding obligations of Borrower, enforceable against the Borrower in accordance with their respective terms.
     (iv) All representations and warranties of Borrower in the 2005 Loan Agreement (as modified by this Third Amendment) are true and correct, except, for the purposes of this Third Amendment only, all references in Section 4.4 of the 2005 Loan Agreement to (x) the term “Financial Statements” shall be deemed to refer to “the consolidated financial statements as of and for the year ending December, 31, 2006, and as of and for the nine months ending September 30, 2007, audited in the case of Borrower’s year end financial statements by the Borrower’s certified public accountants.”
     (v) Borrower’s obligations under the Agreement and under the other Loan Documents are not subject to any defense, counterclaim, set-off, right to recoupment, abatement or other claim.
     D. Conditions. Notwithstanding anything to the contrary contained elsewhere in the Agreement, the obligation of Lender to extend the Revolving Loan Maturity Date, decrease the Revolving Loan Amount and agree to the other modifications contemplated by this Third Amendment, shall be subject to the performance by Borrower prior to the date on which this Third Amendment is executed (the “Amendment Closing Date”) of all of its agreements theretofore to be performed under the Agreement and to the satisfaction of the following conditions precedent. The obligations to continue to make disbursements of proceeds under the Loans are, and shall remain, subject to the conditions precedent in the 2005 Loan Agreement and to the receipt by Lender of all the following in form and substance satisfactory to Lender and its counsel, and, where appropriate, duly executed and dated the Amendment Closing Date:
     (i) an amended and restated Revolving Note, substantially in the form of Exhibit A attached hereto;
     (ii) a certificate of good standing of Borrower, certified by the appropriate governmental official in its jurisdiction of incorporation and dated within the five business days preceding the date hereof;
     (iii) (a) copies, certified by the Secretary or Assistant Secretary of Borrower, of the (I) resolutions duly adopted by the board of directors of Borrower (or the appropriate committee thereof) authorizing the execution, delivery and performance of this Third Amendment and the other documents to be delivered by Borrower pursuant to this Third Amendment (including the Third Amendment, the “Amendment-Related Documents”), and (II) the Bylaws of Borrower as currently in effect; and (b) a certification by the Secretary or Assistant Secretary of Borrower that there has been no amendment to the articles of incorporation of Borrower from and after

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September 29, 2005, and that the articles of incorporation delivered by Borrower to the Lender on September 29, 2005, remain in full force and effect;
     (iv) a written opinion of Vedder Price P.C., counsel to the Borrower, addressed to the Lender, substantially in the form of Exhibit B attached hereto; and
     (v) such other documents, agreements or instruments as Lender may reasonably request.
     E. Additional Terms.
          (i) Acknowledgment of Indebtedness under Agreement. The Borrower acknowledges and confirms that, as of the date hereof, the Borrower is indebted to the Lender, without defense, setoff, or counterclaim, in the aggregate principal amount of (i) Two Hundred Fifty Thousand and No/100 Dollars ($250,000) under the Term Loan, (ii) Zero Dollars ($0) under the Revolving Loan and (iii) Seventy-Five Million and No/100 Dollars ($75,000,000) under the Subordinated Debt.
          (ii) The Agreement. All references in the 2005 Loan Agreement to the term “Agreement” shall be deemed to refer to the Agreement referenced in this Third Amendment.
          (iii) Third Amendment and 2005 Loan Agreement to be Read Together. This Third Amendment supplements and is hereby made a part of the 2005 Loan Agreement, and the 2005 Loan Agreement and this Third Amendment shall from and after the date hereof be read together and shall constitute the Agreement. Except as otherwise set forth herein, the 2005 Loan Agreement shall remain in full force and effect.
          (iv) Loan Documents. The term “Loan Documents,” as used in the Agreement, shall from and after the date hereof include the Amendment-Related Documents.
          (v) Counterparts. This Third Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.
          (vi) Acknowledgments. Borrower acknowledges that (i) it has been advised by counsel of its choice with respect to this Third Amendment, the Loan Documents and the transactions contemplated thereby, (ii) each of the waivers set forth herein was knowingly and voluntarily made, and (iii) the obligations of Lender hereunder shall be strictly construed and shall be expressly subject to Borrower’s compliance in all respects with the terms and conditions of the Agreement.
          (vii) No Novation. The terms and conditions of the 2005 Loan Agreement and the Notes issued in favor of the Lender thereunder (as such Notes have been amended, restated, supplemented or modified, the “Original Notes”) are amended as set forth in, and superceded and, with respect to the Revolving Note, restated in their entirety by, the Agreement as modified by this Third Amendment and the Revolving Note issued hereunder in favor of Lender. It is expressly understood and acknowledged that nothing in this Third Amendment shall be deemed to cause or otherwise give rise to a novation of the Original Notes. Notwithstanding any provision of this Third Amendment, any Amendment-Related Document or any Loan Document to the contrary, the execution and delivery of the restated Revolving Note pursuant to this Third Amendment in favor of Lender shall be in substitution for, but not in payment of, the Revolving Note that constitutes a part of the Original Notes, respectively. All “Borrower’s Liabilities” under the 2005 Loan Agreement shall in all respects be continuing and this Third Amendment shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such “Borrower’s Liabilities.”

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     IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first written above.

PRIVATEBANCORP, INC.
By:	/s/ Dennis Klaeser
	Name:	Dennis Klaeser
	Title:	Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ Michael A. Tighe, Jr.
	Name:	Michael A. Tighe, Jr.
	Title:	First Vice President

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EXHIBIT A
FORM OF AMENDED AND RESTATED REVOLVING NOTE
AMENDED AND RESTATED REVOLVING NOTE

$24,750,000.00	Chicago, Illinois
Restatement Date: December 31, 2007
Original Note Date: February 11, 2000 (as amended)
     FOR VALUE RECEIVED, the undersigned, PRIVATEBANCORP, INC., a Delaware corporation (“Borrower”), promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association, or the holder hereof from time to time (“Lender”), at such place as may be designated in writing by Lender, the principal sum of TWENTY FOUR MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($24,750,000.00) (or so much thereof that has been advanced and remains outstanding), with interest thereon as hereinafter provided. It is contemplated that there will be advances and payments under this note (this “Note”) from time to time, but no advances or payments under this Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Note as to future advances hereunder. This Note is issued pursuant to the terms of an Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated as of September 29, 2005, by and between Borrower and Lender (said Amended and Restated Loan and Subordinated Debenture Purchase Agreement together with the Agreed Upon Terms and Procedures, as each may be amended, restated, supplemented or modified from time to time, is referred to hereinafter as the “Loan Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Loan Agreement.
     This Note represents a continuation of the indebtedness represented by that certain Revolving Note dated February 11, 2000 made by Borrower to Lender in the original principal amount of $18,000,000, as such note has been amended prior to the date hereof (the “Original Revolving Note”). The Original Revolving Note is amended, restated and replaced by this Note. This Note does not constitute a novation, discharge or satisfaction of the Original Revolving Note replaced hereby or of the indebtedness evidenced by said Original Revolving Note.
     Interest shall accrue on all sums as advanced and outstanding from time to time under this Note and Loan Agreement as set forth in the Loan Agreement. Such interest shall be due and payable, in arrears (i) for any LIBO Rate Tranche, on the last day of each LIBOR Period, and (ii) for any Base Rate Tranche, on the last day of each March, June, September and December, beginning December 31, 2007, and as otherwise set forth in the Loan Agreement.
     The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable on the Revolving Loan Maturity Date. Additional principal payments shall be made in accordance with the provisions of the Loan Agreement.
     This Note is issued pursuant to the terms of the Loan Agreement and is secured by and entitled to the benefits of, among other things, the Collateral Documents. In case an Event of Default shall occur and be continuing, the principal of this Note together with all accrued interest thereon may, at the option of the holder hereof, immediately become due and payable on demand; provided, however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

     Unless otherwise provided in the Loan Agreement, all payments on account of the indebtedness evidenced by this Note shall be first applied to the payment of costs and expenses of Lender which are due and payable, then to past-due interest on the unpaid principal balance and the remainder to principal.
     Provided that no Event of Default then exists, this Note may be prepaid only upon those terms and conditions set forth in the Loan Agreement.
     If any interest payment required hereunder is not received by Lender on or before the tenth day following the date it becomes due, Borrower shall pay, at Lender’s option, a late or collection charge equal to 4% of the amount of such unpaid interest payment.
     From and after the Revolving Loan Maturity Date, or such earlier date as all sums owing on this Note become due and payable by acceleration or otherwise, or after the occurrence of an Event of Default, interest shall be computed on all amounts then due and payable under this Note at a “Default Rate” equal to 2% per annum (based on a 360-day year and charged on the basis of actual days elapsed) in excess of the interest rate otherwise accruing under this Note.
     If any attorney is engaged by Lender to enforce or defend any provision of this Note or any of the other Loan Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys’ fees and expenses, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and expenses had been added to the principal.
     No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note or any of the other Loan Documents shall constitute a waiver of any breach, default or failure of condition under this Note, the Loan Agreement or any of the other Loan Documents or the obligations secured thereby. A waiver of any term of this Note or any of the other Loan Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the Loan evidenced by this Note, the terms of this Note shall prevail.
     Except as otherwise provided in the Loan Agreement, Borrower expressly waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note. In addition, Borrower expressly agrees that this Note and any payment coming due hereunder may be extended from time to time without in any way affecting the liability of any such party hereunder.
     Time is of the essence with respect to every provision hereof. This Note shall be construed and enforced in accordance with the laws of the State of Illinois, except to the extent that federal laws preempt the laws of the State of Illinois, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State court within the State of Illinois having proper venue and also consent to service of process by any means authorized by Illinois or Federal law. Any reference contained herein to attorneys’ fees and expenses shall be deemed to be to reasonable fees and expenses and to include all reasonable fees and expenses of in-house or staff attorneys and the reasonable fees and expenses of any other experts or consultants.
     All agreements between Borrower and Lender (including, without limitation, this Note and the Loan Agreement, and any other documents securing all or any part of the indebtedness evidenced hereby) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, the Loan Agreement or any other documents securing all or any part of the indebtedness evidenced hereby at the time performance of such provisions shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such applicable laws, and if, for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Note (whether or not then due and payable) and not to the payment of interest or refunded to Borrower if such principal has been paid in full.
     Any notice which either party hereto may be required or may desire to give hereunder shall be governed by the notice provisions of the Loan Agreement.
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BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.
     IN WITNESS WHEREOF, the undersigned has executed this Note or caused this Note to be executed by its duly authorized representative as of the date first above written.

PRIVATEBANCORP, INC.

By:

Name:
Title:

EXHIBIT B
FORM OF LEGAL OPINION
[OMITTED]

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